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                            SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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[X]  Soliciting Material under Section 240.14a-12

                                   CONOCO INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following segment was posted on July 18, 2001 on Conoco's Pathfinder
Intranet site regarding the proposed combination of Conoco's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis.

Conoco's Board of Directors has approved, and recommended to stockholders for approval, a proposal to eliminate Conoco's dual-class capital structure by combining the company's Class A common stock and Class B common stock into a single class of new common stock. Click here for the news release and a Q&A on how this will affect Conoco's compensation and benefits plans.


Conoco News Release

Conoco to Combine its Class A and Class B Shares into a New, Single Class of Common Stock

HOUSTON (July 17, 2001) -- Conoco Inc. (NYSE: COC.A) (NYSE COC.B) today announced that its Board of Directors has approved, and recommended to the stockholders for approval, the elimination of Conoco's dual class capital structure by combining the company's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis.

The transaction is subject to the approval of Conoco Class A stockholders and Class B stockholders voting together as a single class, and to the approval of the Class B stockholders voting as a separate class. The current dual class structure was established in connection with Conoco's 1998 initial public offering (IPO) of Class A common stock. At the time of the IPO, Conoco's former sole stockholder, E.I. du Pont de Nemours and Company, retained ownership of all of the Class B common stock, representing approximately 92 percent of the voting power and 70 percent of all outstanding Conoco stock. Such Class B common stock was subsequently distributed to the DuPont stockholders.

DuPont received a ruling from the Internal Revenue Service that the distribution would be tax free to DuPont and its stockholders. DuPont recently received a supplemental ruling from the Internal Revenue Service confirming that the proposed combination will not affect the prior letter ruling.

"Having a single publicly traded class of common stock will eliminate the confusion that resulted from the dual class structure, and will end trading disparities that existed between the Class A and Class B stock," said Conoco Chairman and CEO Archie Dunham. "This also is expected to increase the overall liquidity of Conoco's common stock."

After the transaction, the holders of the new common stock will have one vote per share on all matters submitted to a stockholder vote. Class B stockholders currently have five votes per share.
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Conoco intends to call a special meeting as soon as practicable to obtain the approval of its stockholders. A complete description of the proposal will be included in the proxy statement for the special meeting, and stockholders are encouraged to read the proxy statement before making any decision with respect to the proposal.

Conoco is a major, integrated energy company headquartered in Houston and active in more than 40 countries.

                                      # # #

07/17/01

Note: Conoco will file the proxy statement for the special meeting with the Securities and Exchange Commission. Conoco urges its stockholders to read the proxy statement because it will contain important information about the proposal and the interests of the participants in the solicitation of proxies. A free copy of the proxy statement (when it is available) and other documents filed electronically by Conoco with the SEC can be obtained at the SEC's website at http://www.sec.gov. Conoco stockholders may also obtain a free copy of the proxy statement (when it is available) and these other documents by directing requests to Conoco, Attention: Shareholder Relations Department.

This release contains "forward-looking statements", as defined in the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements that are not historical facts, including statements accompanied by words such as "believe," "expect," "estimate," "intend," or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. Among the factors that could cause such differences include, but are not limited to: risks associated with implementing the combination; risks that the stockholders of the company may not approve and/or the company may not implement the combination; and risks associated with the company's inability to predict the effect of the proposal or its enactment on the prices of either its Class A common stock or its Class B common stock or the new common stock to be issued.


 Questions and Answers

 Q - How does this affect Conoco stock options and "Shares" held by Conoco employees?

 A - If the proposal is approved by shareholders, your options will be exchanged on a one-for-one basis regardless of whether your current options are for Class A or Class B stock. For example, if you have options to purchase 100 shares of Class A stock and 100 shares of Class B stock, you will receive in exchange options to purchase 200 shares of

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the converted Conoco stock. All terms and conditions for each group of options held -- such as expiration date, strike price, any price hurdles, etc. -- will remain the same.

 Q - How does this affect the number of shares of stock in my Thrift Plan account?

 A - If the proposal is approved by shareholders, for each share of Class A stock or Class B stock held in the Conoco Thrift Plan or the Retail Thrift Plan, your account will receive one new share of the converted Conoco stock. For example, if your account has 100 shares of Class A stock and 100 shares of Class B stock, they will be replaced with 200 shares of the converted stock. This is the same way it will be handled outside the Thrift Plan.

 Q - How does this affect the value of the stock in my Thrift Plan account?

 A - The value of the converted stock will be worth the number of shares you have at the time of the exchange multiplied by the price at which the converted stock trades on the New York Stock Exchange, the same as outside the Thrift Plan.

 Q - When will the exchange take place in my Thrift Plan account?

 A - If the proposal is approved by shareholders, it will take place at the same time that the exchange is made for all other Conoco stockholders. The exchange will occur after a shareholder vote on the proposal to convert the two classes of Conoco stock into a single class of stock (see questions below).

 Q - The news release said this change is subject to a vote of Conoco Class A and Class B stockholders. How will the voting process be handled, and when will it occur?

 A - Shareholders will receive by mail a proxy statement that contains the proposal relating to the conversion of the two classes of Conoco stock into a single class of stock. Shareholders can mail in their vote (voting by proxy), or they can cast their vote at a special meeting of shareholders that is expected to take place in Houston sometime in the fall.

 Members of the Conoco Thrift Plan or the Retail Thrift Plan who have Conoco A or Conoco B stock as part of their accounts also will receive by mail the same proxy statement. Members who hold Conoco stock will be able to direct the Trustee of the Plans as to the way in which the Trustee should vote the stock allocated to their accounts. An independent fiduciary will be appointed to determine how to direct the Trustee to vote any Conoco A or Conoco B stock held in either Thrift Plan, but for which no voting direction is received from the Plan member. Persons holding options under the Conoco "Shares" program and the company's other stock options plans will not have any option-related voting rights with regard to this proposal.

 Q - If shareholders approve the proposal, how soon after the vote will the A and B classes of stock go away?

 A - The two classes of stock are expected to go away shortly - within a matter of days.